UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 21, 2004

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2004, FSGBank, N.A., the wholly-owned subsidiary of First Security Group, Inc., entered into an Assignment and Assumption Agreement (the "Assignment") with Warren E. Payne and National Bank of Commerce, whereby FSGBank accepted assignment of the rights, and assumed the obligations and commitments, of Mr. Payne under a Stock Purchase Agreement, dated October 21, 2004 (the "Stock Purchase Agreement"), between National Bank of Commerce and Mr. Payne. The transactions contemplated by the Stock Purchase Agreement closed October 21, 2004, with an effective date of October 1, 2004. Under the terms of the Assignment and Stock Purchase Agreement, FSGBank purchased 100% of the capital stock of Kenesaw Leasing, Inc. and J&S Leasing, Inc., both Tennessee corporations, from National Bank of Commerce. The purchase price was $13 million.

The Assignment is attached to this Form 8-K as Exhibit 2.1.

The Stock Purchase Agreement is attached to this Form 8-K as Exhibit 2.2.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

FSGBank, N.A., the wholly-owned subsidiary of First Security Group, Inc., completed its acquisition of Kenesaw Leasing, Inc. and J&S Leasing, Inc., both Tennessee corporations, from the National Bank of Commerce on October 21, 2004, with an effective date of October 1, 2004. The purchase price was $13 million. Kenesaw Leasing and J&S Leasing are equipment leasing companies based in Knoxville, Tennessee.

Item 7.01.	Regulation FD Disclosure

On October 27, 2004, First Security Group issued the attached press release regarding the acquisition of Kenesaw Leasing and J&S Leasing. The release is attached to this Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing. By filing this report on Form 8-K and furnishing or referring to this information, First Security Group makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously publicly available.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of Kenesaw Leasing and J&S Leasing required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date that this report is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date that this report is required to be filed with the SEC.

(c)	Exhibits

Exhibit No.	Description

2.1	Assignment and Assumption Agreement, dated October 21, 2004, by and among Warren E. Payne, FSGBank, N.A and National Bank of Commerce.

2.2	Stock Purchase Agreement, dated October 21, 2004, by and between National Bank of Commerce and Warren E. Payne.

99.1	Press Release of First Security Group, dated October 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:	October 27, 2004
		By:	/s/	William L. Lusk, Jr.
		Name:		William L. Lusk, Jr.
		Title:		Chief Financial Officer